                                                                   EXHIBIT 16(b)

            MICHIGAN MUNICIPAL BOND FUND CLASS B (1/29/93-5/31/93)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                       Since
                                                                     Inception       Since
                                                                       Avg.        Inception
                                                                      Annual         Total
                                                                      Return         Return*
                                                                     ---------     ---------
Initial Investment.................................................. $1,000.00     $1,000.00
Divided by Max. Offer. Price........................................        -             -
                                                                     ---------     ---------
Divided by Net Asset Value..........................................     10.00         10.00
                                                                     ---------     ---------
Equals Shares Purchased.............................................   100.000       100.000
Plus Shares Acquired through Dividend Reinvestment..................     1.433         1.433
                                                                     ---------     ---------
Equals Shares Held at 5/31/93.......................................   101.433       101.433
Multiplied by Net Asset Value at 5/31/93............................     10.23         10.23
                                                                     ---------     ---------
Equals Ending Value before deduction for contingent
  deferred sales charge.............................................  1,037.66      1,037.66
Less deferred sales charge..........................................    (40.00)         0.00
                                                                     ---------     ---------
Equals Ending Redeemable Value of a $1,000
  Investment (ERV)..................................................  $ 997.66     $1,037.66
                                                                     ---------     ---------
Divided by $ 1,000 (P)..............................................    0.9977        1.0377
Subtract 1..........................................................   (0.0023)       0.0377
Expressed as a percentage equals the Aggregate
Total Return for the Period (T).....................................     (0.23)%
                                                                     =========
Expressed as a percentage equals the Aggregate
Total Return for the Period.........................................                    3.77%
                                                                                   =========

ERV divided by P....................................................    0.9977
Raise to the power of...............................................    2.9675
Equals..............................................................    0.9930
Subtract 1..........................................................   (0.0070)
Expressed as a percentage equals the Average
Annualized Total Return.............................................     (0.70)%
                                                                     =========

-------------
* Does not include sales charge for the period.

                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                              ENDING MAY 31,1993

                    MICHIGAN MUNICIPAL BOND FUND -CLASS B


Long item income generally based on yield to maturity times
  market value of each security...............................  $   165,084.52
Plus short term income accrued for the past thirty days.......        2,458.59
                                                                --------------
Equals Total Income...........................................      167,543.11
Less expenses for the past thirty days........................      (15,877.87)
                                                                --------------
Equals net monthly income for yield calculation...............      151,665.24
                                                                --------------
Average shares outstanding for 30 days........................    3,585,030.87
Times the Net Asset Value.....................................           10.22
                                                                --------------
Equals total dollars..........................................  $36,639,015.49
                                                                ==============
Net monthly income divided by total dollars equals............        0.004139
                                                                --------------
Add 1.........................................................        1.004139
                                                                --------------
Raise to the power of 6.......................................        1.025092
                                                                --------------
Subtract 1....................................................        0.025092
                                                                --------------
Times 2.......................................................        0.050184
                                                                --------------
Expressed as a percentage equals the Standardized Yield for 30
  day period..................................................            5.02%*
                                                                ==============

Tax Rate......................................................              28%
x = 1 minus Tax Rate..........................................              72%
Standardized Yield divided by x equals Tax Equivalent Yield for 30
  day period..................................................            6.97%*
                                                                ==============

----------------
* The SEC standardized 30 day yield for Michigan Municipal Bond Fund-Class B would be 4.03% without voluntary reimbursement. The tax equivalent yield would be 5.60%.